SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 30, 2006

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Convergys Corporation

Item 1.02 Termination of a Material Definitive Agreement

On June 30, 2006, Convergys Corporation terminated its $200,000,000 accounts receivable securitization agreement, as amended (the “Receivables Purchase Agreement), with Falcon Asset Securitization Company LLC (f/k/a Falcon Asset Securitization Corporation) (“Falcon”), an affiliate of JPMorgan Chase Bank, N.A., and Fifth Third Bank (“Fifth Third”). Pursuant to the terms of the Receivables Purchase Agreement, Convergys Funding Corporation, a wholly owned, consolidated subsidiary of Convergys Corporation, sold to Falcon and Fifth Third on a revolving basis an undivided percentage interest in designated pools of accounts receivable. In assessing its present and anticipated liquidity requirements, Convergys believes that it no longer needs to maintain this arrangement. At June 30, 2006, there were no outstanding receivables sold under the agreement. No material termination fees were incurred as a result of the termination of the Receivables Purchase Agreement.

Both JPMorgan Chase Bank, N.A., and Fifth Third continue to be participant lenders in connection with Convergys Corporation’s $325,000,000 Three-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of December 21, 2004, and JPMorgan Chase Bank, N.A. also acts as administrative agent thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ William H. Hawkins II
William H. Hawkins II
Senior Vice President, General Counsel
and Secretary

Date: July 6, 2006

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